Exhibit 99.1

Invitae to Acquire YouScript and Genelex to Make it Easier to Use Pharmacogenetic Information at the Point of Care

— Unique combination of pharmacogenetic information with sophisticated, EMR-integrated software has been shown to reduce risk and improve outcomes —

— Hosting conference call and webcast today at 2:00 pm Pacific / 5:00 pm Eastern —

SAN FRANCISCO, March 10, 2020 – Invitae Corporation (NYSE: NVTA), a leading medical genetics company, today announced it has entered into definitive agreements to acquire YouScript, a privately held clinical decision support and analytics platform, and Genelex, a privately held pharmacogenetic testing company, to bring best-in-class pharmacogenetic testing, and robust, integrated clinical decision support to Invitae. Pharmacogenetic testing evaluates genetic variations that can impact how an individual responds to prescription medication.

“Adding pharmacogenetics to Invitae’s services enables us to offer greater value to our existing customers and helps us expand into new customer types and clinical areas,” said Sean George, co-founder and chief executive officer of Invitae. “Despite its broad utility, the incorporation of pharmacogenetic information into routine medical care has been slow. We believe that Invitae’s business model and technological capabilities, combined with an offering designed for ease of use in supporting clinical care, can accelerate the use of pharmacogenetic information. This is an exciting next step in our mission to bring comprehensive genetic information into mainstream medical care.”

Pharmacogenetic variants with medical implications are very common. For example, a cross-sectional study of more than 7.7 million U.S. veterans published in 2019 found that 99% of individuals in the Veteran Health Administration system carry at least one actionable pharmacogenetic variant. Furthermore, over half of the individuals had been prescribed a drug for which deciding to use the drug or determining the proper dosage would be affected by relevant pharmacogenetic information.1 Routine pharmacogenetic testing can provide clinicians with information to improve treatment and reduce the possibility of adverse events, particularly for patients with complex medication regimens or co-existing conditions.

“Pharmacogenetic information becomes clinically actionable when the complex web of multifactor interactions, including drug-drug and drug-gene, is used to characterize risk and benefit,” said Robert Nussbaum, M.D., chief medical officer of Invitae. “Simply detecting pharmacogenetic variation is not nearly enough to make the information clinically useful. Combining Genelex testing with clinical decision support in the EMR using YouScript software enables clinicians to easily navigate this information when making prescription choices at the point of care.”

YouScript offers an innovative clinical decision support tool for healthcare providers that can assist in patient medication management at the point of care. The software pairs a patient’s pharmacogenetic profile with published drug and gene interaction information to assess the risk for adverse drug events and possible side effects. Clinicians receive information, alerts, and possible medication alternatives in real-time through a clear and concise interactive interface to help optimize medication choice to improve patient care. YouScript is integrated with major electronic medical record (EMR) systems, including Epic, Cerner, and Allscripts.

In addition to providing clinical support at the patient level, health systems can use YouScript at population scale to identify patient populations at highest risk for adverse events. The software identifies those patients who are most likely to benefit from pharmacogenetic testing based on their drug regimen. The utilization of YouScript’s software, in combination with Genelex pharmacogenetic testing, has been shown to reduce adverse events, costs and hospital readmissions in peer-reviewed published studies.

“Our clinical decision support tool is focused on giving clinicians the most comprehensive, evidence-based information in an actionable, easy-to-use format within the workflow enabling the safest, most informed decision for their patient in real time,” said Kristine Ashcraft, chief executive officer of YouScript. “Joining forces with Genelex and Invitae will allow us to help a larger number of clinicians use genetics not just for the few but as a routine practice for all their patients.”

Genelex offers pharmacogenetic testing that analyzes the genes that are important for understanding variation in how people metabolize and respond differently to prescription medications. The testing process includes pharmacist review, patient- and clinician-facing reports, as well as access to clinical decision support for the treating provider.

“Accelerating the use of genetic information to inform treatment choices is essential for realizing the power of genetics in mainstream medicine,” said Chris Howlett, chief executive officer of Genelex. “The combination of Genelex’s expertise in pharmacogenetics, YouScript’s advanced clinical decision support and Invitae’s expertise in delivering genetic information that is affordable and accessible at scale enables us to help more clinicians and their patients benefit from genetics-informed treatment choice.”

Under the definitive agreements, Invitae will acquire YouScript for approximately $79.3 million, subject to certain adjustments, consisting of $25 million in cash and the remaining in Invitae common stock (based upon a trailing average trading price as of the agreement date), and Invitae will acquire Genelex for approximately $20.7 million in upfront shares of Invitae common stock (based upon a trailing average trading price as of the agreement date) plus additional shares of Invitae common stock in the event that certain milestones are achieved. The acquisitions are expected to close in the coming weeks, pending customary closing conditions. The acquisitions are not expected to materially change previously shared guidance on revenue and volume for 2020.

Conference Call and Webcast Details

Management will host a conference call and webcast today at 2:00 p.m. Pacific / 5:00 p.m. Eastern to discuss the acquisitions. The dial-in numbers for the conference call are (866) 393-4306 for domestic callers and (734) 385-2616 for international callers, and the reservation number for both is 4663118. Following prepared remarks, management will respond to questions from investors and analysts, subject to time limitations.

The live webcast of the call and slide deck may be accessed by visiting the investors section of the company’s website at ir.invitae.com. A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the company’s website.

About Invitae

Invitae Corporation (NYSE: NVTA) is a leading medical genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae’s goal is to aggregate the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company’s website at invitae.com.

About YouScript

YouScript enables faster, more proactive personalized medication management to reduce avoidable adverse drug events. YouScript is a trusted partner to value-based healthcare organizations, providers, and payers who want to bend the healthcare cost curve with the power of precision medicine. Partners include Clover Health, Group Health of South-Central Wisconsin, Highmark BCBS, and TELUS Health. YouScript’s technology synthesizes the evidence impacting drug response, including pharmacogenetic testing, to support doctors and pharmacists at the point of care. YouScript is the only clinically validated system that shows improved outcomes, reduced costs and high patient and provider satisfaction. YouScript is successfully integrated into the clinical workflow of Epic, Cerner, Allscripts, GraneRx and other leading healthcare technology providers. For more information about YouScript, please visit: www.youscript.com.

YouScript has not been reviewed or approved by the United States Food and Drug Administration and cannot be used to diagnose or treat any disease or other health condition.

About Genelex

Genelex is one of the longest-standing laboratories in the United States, specializing in pharmacogenetics testing and was one of the first clinical laboratories to provide pharmacogenetic testing and interpretation as the creator of the patented, proprietary and powerful YouScript Personalized Prescribing System. Genelex pharmacogenetic tests reveal natural variations that determine how the body processes commonly prescribed medications.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the potential benefits of the proposed acquisitions; the expected timing of the closing of the proposed acquisitions; the capabilities and benefits of YouScript and/or Genelex technology; the company’s ability to integrate and expand the use of YouScript and/or Genelex technology and the impact thereof; and the company’s business strategy, and its beliefs regarding the ways in which the proposed acquisitions will contribute to that strategy. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the parties’ ability to satisfy the conditions precedent to the consummation of the proposed transactions, including the parties’ ability to close the proposed acquisitions; the occurrence of any event that could give rise to the termination of one or both acquisition agreements; unanticipated difficulties or expenditures relating to the proposed transactions; the risk that expected benefits of the proposed transactions may not be achieved in a timely manner, or at all; the risk that the YouScript and/or Genelex technology may not be efficiently or successfully integrated into, or otherwise scale with, the company’s platform; the company’s history of losses; the company’s ability to compete; the company’s ability to manage growth effectively; the company’s ability to use rapidly changing genetic data and technology to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to the company’s business; and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Annual Report on Form 10-K for the year ended December 31 , 2019. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Source: Invitae Corporation

Contact:

Laura D’Angelo

pr@invitae.com

(628) 213-3283

1.

Chanfreau-Coffinier C, Hull LE, Lynch JA, et al. Projected Prevalence of Actionable Pharmacogenetic Variants and Level A Drugs Prescribed Among US Veterans Health Administration Pharmacy Users. JAMA Netw Open. 2019;2(6):e195345. doi:10.1001/jamanetworkopen.2019.5345

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